Exhibit 99.1
Heliogen, Inc. Announces Fourth Quarter and Full Year 2022
Financial and Operational Results; Reports Progress on Strategic Initiatives

PASADENA, CA, March 28, 2023 – Heliogen, Inc. (“Heliogen”) (NYSE: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today provided its fourth quarter and full year 2022 financial and operational results.

Recent Highlights

•Completed the preliminary design and secured a site for the “Proxima” green hydrogen project in Lancaster, CA
•Achieved successful accumulation of over 125 hours of operational life and 25 miles travelled on the ChariotAV, Heliogen’s autonomous cleaning vehicle
•Following the leadership transition of Heliogen’s CEO in February 2023, announced Strategic Plan and formed Board-level Corporate Strategy Committee to oversee the implementation of Heliogen’s long-range strategic plan and specific strategic initiatives

Full-Year 2022 Highlights

•Signed full project agreement with Woodside Energy (USA) Inc. (“Woodside”) for the commercial-scale demonstration and deployment of Heliogen’s AI-enabled concentrated solar energy technology; this project will also demonstrate other novel elements through application of Heliogen’s $39 million U.S. Department of Energy (“DOE”) award
•Finalized and executed a lease in the Brenda Solar Energy Zone with U.S. Bureau of Land Management for a green hydrogen production project that is under development
•Successfully performed automated installation of prototype Generation 5 heliostats at Lancaster demonstration facility
•Successfully completed initial field testing of ChariotAV
•Selected to receive an additional $4.1 million award from the DOE to accelerate the large-scale development and deployment of a solar thermal calciner to decarbonize cement production
•Completed the build-out of Heliogen’s automated, high-volume heliostat production facility in Long Beach, CA

Executive Commentary

“Our journey in 2022 was marked by many significant strides forward but also some humbling setbacks. While we made progress on our technical and execution goals, we fell short of our commercial contract goals,” said Christie Obiaya, who in February 2023 was appointed by Heliogen’s Board of Directors to succeed Bill Gross as Heliogen’s Chief Executive Officer.

Ms. Obiaya continued, “Upon stepping into the CEO role last month, I have been taking swift action with a renewed focus on growing sales through improving our product-market fit; on deployment of our commercial scale projects; and on extending our cash runway. We’ve already made meaningful progress on these initiatives, and we will continue to execute on this roadmap.”

Fourth Quarter 2022 Financial Results

For the fourth quarter 2022, Heliogen reported total revenue of $4.7 million and net loss of $35.0 million. Heliogen’s net loss was driven primarily by the growth of Heliogen’s operations to support its commercial-scale demonstration agreement with Woodside, including personnel costs such as a non-cash share-based compensation expense of $8.2 million and a non-cash asset impairment charge of $6.9 million. Heliogen’s Adjusted EBITDA, which excludes the non-cash share-based compensation expense and other impacts, was negative $25.8 million for the fourth quarter 2022.

Full Year 2022 Financial Results

For the full year 2022, Heliogen reported total revenue of $13.8 million and net loss of $142.0 million. Heliogen’s net loss was driven primarily by a non-cash share-based compensation expense of $42.6 million, the recognition of a provision for contract losses of $33.8 million and a non-cash asset impairment charge of $6.9 million, partially offset by non-cash, remeasurement impacts of $13.9 million related to our warrants. Heliogen’s Adjusted EBITDA, which excludes these and other impacts, was negative $81.0 million for full year 2022.

As Heliogen focuses on growing its revenue backlog, progressing its commercial projects and reducing its cost structure, the Company has decided not to issue financial guidance at this time.

Conference Call Information

The Heliogen management team will host a conference call to discuss its fourth quarter and full year 2022 financial results on Wednesday, March 29, 2023, at 10:00 a.m. EDT. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Heliogen’s website at www.heliogen.com. The call can also be accessed live via telephone by dialing 1-877-407-0789 (1-201-689-8562 for international callers) and referencing Heliogen.

An archive of the webcast will also be available shortly after the call on the Investor Relations section of Heliogen’s website.

Open Conference Call Question Submission

Members of the investor community may submit questions before the start of the conference call for consideration via email to louis.baltimore@heliogen.com.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Use of Non-GAAP Financial Information

Management uses certain financial measures, including EBITDA and Adjusted EBITDA, to evaluate our financial and operating performance that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance, enhance the overall understanding of our past financial performance and future prospects, and remove items that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

EBITDA represents consolidated net loss before (i) interest (income) expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. We define Adjusted EBITDA as EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends. Please see the accompanying tables for a reconciliation of net loss to EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the development of our production facilities, building our revenue backlog, progressing our commercial projects, reducing our cost structure, achieving our financial and operational goals and future growth opportunities. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iv) our ability to maintain listing on the New York Stock Exchange; (v) our ability to access sources of capital to finance operations, growth and future capital requirements; (vi) our ability to maintain and enhance our products and brand, and to attract and retain customers; (vii) our ability to scale in a cost effective manner; (viii) changes in applicable laws or regulations; (ix) developments and projections relating to our competitors and industry; and (x) our ability to protect our intellectual property. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K/A for the annual period ended December 31, 2021 and other documents filed by Heliogen from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investors Contact:
Louis Baltimore
VP, Investor Relations
Louis.Baltimore@heliogen.com

Heliogen Media Contact:
Cory Ziskind
ICR, Inc.
HeliogenPR@icrinc.com

Heliogen, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
($ in thousands, except per share and share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$4,720	$5,241	$13,751	$8,804
Cost of revenue	3,475	6,711	47,536	9,447
Gross profit (loss)	1,245	(1,470)	(33,785)	(643)

Operating expenses:
Selling, general and administrative	20,491	14,745	81,224	29,844
Research and development	11,833	4,587	38,281	13,478
Impairment charges	6,922	—	6,922	—
Total operating expenses	39,246	19,332	126,427	43,322
Operating loss	(38,001)	(20,802)	(160,212)	(43,965)

Interest income, net	329	227	995	634
SAFE instruments remeasurement	—	(23,914)	—	(86,907)
Gain (loss) on warrant remeasurement	1,242	(4,047)	13,921	(6,651)
Other income (expense), net	1,209	(205)	2,280	(517)
Net loss before taxes	(35,221)	(48,741)	(143,016)	(137,406)
Benefit (provision) for income taxes	235	(2)	1,016	(2)
Net loss	(34,986)	(48,743)	(142,000)	(137,408)
Other comprehensive loss, net of taxes:
Unrealized losses on available-for-sale securities	232	(10)	(292)	(17)
Cumulative translation adjustment	200	70	(297)	13
Total comprehensive loss	$(34,554)	$(48,683)	$(142,589)	$(137,412)

Loss per share:
Loss per share – Basic and Diluted	$(0.18)	$(3.07)	$(0.75)	$(11.48)
Weighted average number of shares outstanding – Basic and Diluted	193,832,571	15,886,477	190,190,057	11,970,550

Heliogen, Inc.
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$45,719	$190,081
Investments, available-for-sale	97,504	32,332
Other current assets	15,598	4,770
Total current assets	158,821	227,183
Non-current assets	32,798	30,265
Total assets	$191,619	$257,448
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Trade payables	$6,921	$4,645
Contract liabilities	10,348	513
Contract loss provisions	28,418	397
Other current liabilities	5,602	6,974
Total current liabilities	51,289	12,529
Long-term liabilities	15,006	30,861
Total liabilities	66,295	43,390
Shareholders’ equity	125,324	214,058
Total liabilities, convertible preferred stock and shareholders’ equity	$191,619	$257,448

Heliogen, Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
($ in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(34,986)	$(48,743)	$(142,000)	$(137,408)
Interest income, net	(329)	(227)	(995)	(634)
Provision (benefit) for income taxes	(235)	2	(1,016)	2
Depreciation and amortization	298	290	2,587	562
EBITDA	$(35,252)	$(48,678)	$(141,424)	$(137,478)
Impairment charges (1)	6,922	—	6,922	—
SAFE instruments remeasurement (2)	—	23,914	—	86,907
Loss (gain) on warrant remeasurement (3)	(1,242)	4,047	(13,921)	6,651
Share-based compensation (4)	8,169	9,331	42,647	11,380
Provision for contract losses (5)	39	508	33,776	508
Contract losses incurred (5)	(2,216)	(111)	(5,718)	(111)
Change in fair value of contingent consideration (6)	(593)	—	(1,656)	—
Employee retention credit (7)	(1,579)	—	(1,579)	—
Adjusted EBITDA	$(25,752)	$(10,989)	$(80,953)	$(32,143)
________________
(1)Represents impairment charges related to construction in progress for certain project-related costs and intangible assets.
(2)Represents the change in fair value on our SAFE instruments which were converted to common stock immediately prior to the closing of the business combination with Athena Technology Acquisition Corp (“Athena”).
(3)Represents the change in fair value on our warrant liabilities for the outstanding warrants that we assumed in the business combination with Athena.
(4)Share-based compensation for the three months and year ended December 31, 2022 excludes $0.1 million and $0.2 million, respectively, of expense associated with the issuance of warrants in April 2022 in connection with vendor agreements.
(5)Represents contract losses with customers for which estimated costs to satisfy performance obligations exceeded considerations expected to be realized. Contract loss is reduced and recognized in cost of revenue as expenditures are incurred and related revenue is recognized.
(6)Represents the change in fair value of our contingent consideration related to an acquisition completed in 2021.
(7)Represents the employee tax credit related to the CARES Act recorded as grant revenue in the fourth quarter of 2022.